Exhibit 99.1

Hennessy Advisors, Inc. Reports Annual Earnings

NOVATO, Calif., Nov. 24, 2021 /PRNewswire/ -- Hennessy Advisors, Inc. (Nasdaq:HNNA) today reported results for the fiscal year ended September 30, 2021.

"The U.S. economy continues to show solid growth despite the lingering effects of COVID-19, some inflation, and supply chain hurdles," said Neil Hennessy, Chairman and CEO. "U.S. equities had positive performance for the 12 months ended September 30, 2021, with the DJIA (Dow Jones Industrial Average) returning 24.15% for the period. Over the past year, we have seen widespread availability of vaccines and an ever-increasing number of people traveling, eating in restaurants, and returning to work. The markets are showing true resiliency, with the DJIA recently breaking through to new all-time highs, and I am confident there is still room for further growth," he added.

"Hennessy Advisors continues to deliver positive earnings and generate strong operating cash flows," said Teresa Nilsen, President and COO. "The accumulation of our cash and cash equivalents, coupled with our recent bond offering, which occurred after our fiscal year end, gives us large reserves that can be utilized for future opportunities," she added.

Summary Highlights for the Fiscal Year (compared to fiscal year 2020):

  Total revenue of $32.8 million, a decrease of 1.9%.
  Net income of $7.9 million, an increase of 0.8%.
  Fully diluted earnings per share of $1.07, an increase of 0.9%.
  Average assets under management, upon which revenue is earned, of $4.0 billion, a decrease of 2.7%.
  Total assets under management of $4.1 billion, an increase of 14.1%.
  Cash and cash equivalents of $15.8 million, an increase of 59.1%.
Financial Highlights

	Twelve Months Ended Sept. 30,		Change
	2021	2020	Dollar	Percent
Total Revenue	$ 32,760,482	$ 33,388,696	$ (628,214)	-1.9%
Net Income	7,902,060	7,840,670	61,390	0.8%
Earnings Per Share (Diluted)	1.07	1.06	0.01	0.9%
Weighted Average Number of Shares Outstanding (Diluted)	7,409,112	7,378,729	30,383	0.4%
Mutual Fund Average Assets Under Management	3,989,300,458	4,098,404,288	(109,103,830)	-2.7%

	As of Sept. 30,
	2021	2020
Mutual Fund Total Assets Under Management	$ 4,065,922,008	$ 3,564,597,465	$ 501,324,543	14.1%
Cash and Cash Equivalents	15,835,907	9,954,791	5,881,116	59.1%

About Hennessy Advisors, Inc.

Hennessy Advisors, Inc. is a publicly traded investment manager offering a broad range of domestic equity, multi-asset, and sector and specialty mutual funds. Hennessy Advisors, Inc. is committed to providing superior service to shareholders and employing a consistent and disciplined approach to investing based on a buy–and–hold philosophy that rejects the idea of market timing.

Supplemental Information

Nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase, or sale would be unlawful under the securities laws of such jurisdiction.

Forward-Looking Statements

This press release contains "forward-looking statements" for which Hennessy Advisors, Inc. claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations and projections about future events based on currently available information. Forward–looking statements are not a guarantee of future performance or results and are not necessarily accurate indications of the times at which, or means by which, such performance or results may be achieved. Forward–looking statements are subject to risks, uncertainties, and assumptions, including those described in the sections entitled "Risk Factors" and elsewhere in the reports that Hennessy Advisors, Inc. files with the Securities and Exchange Commission. Unforeseen developments could cause actual performance or results to differ substantially from those expressed in, or suggested by, the forward–looking statements. Hennessy Advisors, Inc. management does not assume responsibility for the accuracy or completeness of the forward–looking statements and undertakes no responsibility to update any such statement after the date of this press release to conform to actual results or to changes in expectations.

Media Contacts: Teresa Nilsen, Hennessy Advisors, Inc., terry@hennessyadvisors.com; 800-966-4354; Melissa Murphy, SunStar Strategic, MMurphy@sunstarstrategic.com; 703-894-1061